AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1999
     --------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                           -------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           -------------------------


                           Engineering Animation, Inc.
             (Exact name of registrant as specified in its charter)

               Delaware                                        42-1323712
     (State or other jurisdiction                            (IRS Employer
   of incorporation or organization)                       Identification No.)

                              2321 North Loop Drive
                                Ames, Iowa 50010
                                 (515) 296-9908
          (Address,  including zip code,  and telephone  number,  including area code, of registrant's principal executive office)
                           -------------------------

                                Matthew M. Rizai
                      President and Chief Executive Officer
                              2321 North Loop Drive
                                Ames, Iowa 50010
                                 (515) 296-9908
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
          Jamie A. Wade, Esq.                       George C. McKann, Esq.
      Engineering Animation, Inc.                 Gardner, Carton & Douglas
         2321 North Loop Drive               321 North Clark Street, Suite 2900
           Ames, Iowa 50010                       Chicago, Illinois 60610

Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this registration statement as the selling stockholders shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434,please check the following box: [_]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------- -------------- --------------------- --------------------- --------------
                                                               Proposed Maximum      Proposed Maximum      Amount of
  Title of Each Class of Securities to be     Amount to be    Offering Price Per    Aggregate Offering   Registration
                 Registered                    Registered         Share (1)             Price (1)             Fee
--------------------------------------------- -------------- --------------------- --------------------- --------------
--------------------------------------------- -------------- --------------------- --------------------- --------------

Common Stock, par value $0.01 per share (2)     139,230           $18.09375            $2,519,193            $701
--------------------------------------------- -------------- --------------------- --------------------- --------------

(1) Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rule 457(c) based on the average of the high and low prices of Engineering Animation, Inc. common stock as reported by the Nasdaq National Market on September 21, 1999.
(2) Includes associated rights ("Rights") to purchase 1/150 of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share. Rights initially are attached to and trade with the Common Stock. The value attributable to such Rights, if any, is reflected in the market value of the Common Stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

                              Subject to Completion
                            Dated September 24, 1999



                                   Prospectus
                                   ----------



                           Engineering Animation, Inc.
                         139,230 Shares of Common Stock
                          -------------------------


         This Prospectus relates to 139,230 shares of common stock of Engineering Animation, Inc. that may be offered from time to time by some of our stockholders. We will not receive any of the proceeds from the sale of the common stock. We will bear the costs relating to the registration of the common stock estimated to be approximately $17,500.


         Our common stock is traded on the Nasdaq National Market under the symbol "EAII." On September 21, 1999, the reported last sale price of our common stock was $17.6875 per share.


         See "Risk Factors" beginning on page 4 to read about factors you should consider before buying shares of the common stock.

                          -------------------------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.


         The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
                          -------------------------


               The date of this prospectus is _____________, 1999.

                                Table of Contents

                                                                           Page
 Where to Find More Information..............................................3
 The Company.................................................................4
 Risk Factors ...............................................................4
 Use of Proceeds............................................................10
 Selling Stockholders.......................................................10
 Plan of Distribution.......................................................10
 Legal Matters..............................................................11
 Experts....................................................................11





     You should rely only on the information contained in this document or in any accompanying prospectus supplement or information that we have referred you to. We have not authorized anyone to provide you with different information.

     This prospectus is an offer to sell, or a solicitation of offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

     The information in this prospectus is accurate only as of its date, regardless of the time of its delivery or of any sale of our common stock.

                         Where to Find More Information

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information that is in the registration statement. For further information with respect to Engineering Animation and the common stock, you should refer to the registration statement, including the related exhibits. The statements contained in this prospectus as to the contents of any document filed as an exhibit are of necessity brief descriptions thereof and are not necessarily complete; each of these statements is qualified in its entirety by reference to the document.

     We also file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this prospectus.

     We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed:

     1.  Annual Report on Form 10-K for the year ended December 31, 1998;

     2. Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1999;

     3. Current Reports on Form 8-K, filed January 6 (as amended February 17) and July 9, 1999; and

     4. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-4 filed with the Commission on August 21, 1998, including any amendment or report filed for the purpose of updating such description (File No.
         333-61569).

    In addition, all filings we make pursuant to the Exchange Act after the date of the initial registration and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and to be a part hereof.

    You may request free copies of these filings, including any exhibits that are incorporated by reference into that document, by writing or telephoning Jamie A. Wade, Secretary, Engineering Animation, Inc., 2321 North Loop Drive, Ames, Iowa 50010, telephone (515) 296-9908.

    You may read and copy any registration statements, reports, proxy statements and other information filed by us with the SEC without charge and obtain copies (at prescribed rates) at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, you can obtain electronically filed documents, including registration statements, reports and proxy statements and other information, from the SEC's Web site at http://www.sec.gov.

                                   The Company

     We provide Internet-enabled visual process management, collaboration, communication and analysis solutions for extended manufacturing enterprises. By providing access to product and process data across large enterprises and their suppliers, and by providing the solutions to analyze, visualize and manipulate that data, our software helps customers improve product design, lower costs, enhance quality and reduce time to market. Major manufacturers in the automotive, aerospace, heavy equipment and electronics industries use our integrated enterprise-wide solutions across corporate intranets and the Internet. Our software solutions clients represent over 1,000 manufacturers, including The Boeing Company, DaimlerChrysler AG, Ford Motor Company, Freightliner Corp., General Electric Company, General Motors Corporation, Hyundai Motor Company, Lockheed Martin Corporation, Motorola, Inc., Navistar International Corporation, Toyota Motor Corporation and Xerox Corporation.

     Our executive offices are at 2321 North Loop Drive, Ames, Iowa 50010. Our telephone number is (515) 296-9908; our Internet e-mail address is eaii@eai.com; and our World Wide Web home site is at http://www.eai.com.

                                  Risk Factors

     You should carefully consider the risks and uncertainties described below and other information in this prospectus or incorporated in it by reference before deciding to invest in shares of our common stock. These are not the only risks and uncertainties that we face. Additional risks and uncertainties that we do not currently know about or that we currently believe are immaterial may also harm our business operations. If any of these risks or uncertainties actually occur, our business, financial condition or operating results could be materially harmed. In this case, the trading price of the common stock could decline, and you could lose all or part of your investment.


Industry Risks

If we fail to adapt to technological changes or if the market does not accept our products and services, our business could be harmed.

         Our revenues and operating results may decline if:

              * our products and services become outdated;
              * we are unable to introduce new products and services or upgrade our existing products and services when the market demands them; or
              * the market does not accept our products and services or their upgrades.

         Therefore, our success depends on our ability to:

              * develop and sell our products and services;
              * adapt our software products for new platforms;
              * provide Internet infrastructure and security;
              * develop site  licensing and  subscription  agreements with major manufacturers in the automotive, aerospace, heavy equipment and other manufacturing industries; and
              *  attract  other  companies  to  make  their  software   products
                 compatible with ours.

    Since we provide products and services in a rapidly-changing industry, we try to anticipate emerging computer technologies and capabilities. We must adapt our products and services in response to industry developments like enhanced graphics, sound, video and speech generation. We cannot assure you that we will be able to introduce new products and services on a timely basis or that new products and services will be accepted in the market. Because we target developing markets in which we are uncertain of effects of future product and service enhancements, future technological developments and future competition, we cannot accurately predict the life cycles of our products and services.

The market for our products and services is emerging, and if the market does not continue to grow, it would have a negative impact on our growth.

    Our growth depends on whether there is significant market demand for our software products and services. The market for Internet-enabled visual process management, collaboration, analysis and communication solutions in the automotive, aerospace, heavy equipment and other manufacturing industries is still emerging and dependent on a number of variables, including Internet acceptance, customer preferences and the rate at which customers adopt new technologies. We cannot assure you that the software products and services market will continue to grow or that the market will continue to demand or accept our software products and services.

    Also, we cannot be certain that large customers will invest in our products and services on an Internet or company-wide basis or that users outside the design, engineering and manufacturing areas will adopt our visualization and collaboration products and services.

Year 2000 issues may adversely affect us.

    Year 2000 issues may adversely affect our business if our readiness efforts are inadequate. We have evaluated our products and services and mission critical facilities, databases and software and hardware systems for Year 2000 readiness. Based on our evaluation and remediation efforts to date, we do not believe that our products and services or mission critical databases and software and hardware systems will be substantially affected by Year 2000 issues.

     If in completing our Year 2000 readiness evaluation we fail to identify or solve a mission critical Year 2000 readiness issue, our normal business operations could be interrupted or fail. If the systems supplied to us by third parties and upon which we rely are not made compliant on a timely basis, our business operations could also be interrupted or fail. These interruptions or failures could have a material adverse effect on us. We are in the process of deploying a contingency plan to deal with Year 2000-related issues.

Company Risks

Our quarterly operating results may fluctuate, and our future revenue and profitability are uncertain.

     We historically have experienced fluctuations in our quarterly revenues and operating results and we expect to experience fluctuations in the future. Since our quarterly and annual revenues and operating results vary, we believe that period-to-period comparisons of results are not necessarily meaningful. You should not rely on period-to-period comparisons as indicators of our future performance.

     In addition to general economic conditions, the following factors affect our revenues:

     * difficulties in forecasting the volume and timing of customer orders and subscriptions;
     * the timing of our introduction of new products and services relative to our competitors' introduction of similar products and services;
     *  our arrangements with distributors to market our products;
     *  the cost of developing  and deploying our new Internet-enabled services;
     *  customer budgets;  and
     * our ability to competitively price our products and services.

Our share price has been, and is likely to continue to be, volatile.

     The market price of our common stock has been and is likely to continue to be volatile and significantly affected by factors including:

     * general market conditions and market conditions affecting technology stocks generally;
     * actual or anticipated fluctuations in our quarterly or annual operating results;
     * market  uncertainty  regarding our new product and service initiatives;
     * announcements relating to customer contracts, acquisitions or investments or corporate actions such as stock splits; and
     * industry conditions or trends.

    The stock market has experienced significant price and volume fluctuations that have particularly affected the market prices of the stocks of technology companies. These broad market or technology sector fluctuations may adversely affect the market price of our common stock.

    The market price of our common stock has also been and is likely to continue to be affected by expectations of analysts and investors. Reports and statements of analysts do not necessarily reflect our views.

If we fail to integrate acquired businesses, our business could be harmed.

     We will need to successfully integrate the businesses that we have acquired and any businesses that we may acquire in the future. In July 1999, we acquired KX Verksamhetsutveckling AB; in December 1998, we acquired DELTA Industrie Informatik GmbH; in September 1998, we acquired Transom Technologies, Inc. and Variation Systems Analysis, Inc.; and, in June 1998, we acquired Sense8 Corporation. We intend to consider acquiring additional businesses.

     We may not be able to successfully integrate the businesses acquired in the past or businesses we may acquire in the future. Our ability to integrate the acquired businesses primarily depends on the effect on the acquired businesses of integration into our organization, our ability to effectively manage the operations of the acquired businesses and the profitability and growth of the acquired businesses.

Our business could be harmed if our sales to a key customer or industry decrease.

     In 1998, 15% of our revenues from our continuing operations came from sales of software products and services to Ford Motor Company. We cannot assure you, however, that we will be able to continue to sell software products and services to Ford at 1998 levels or, if we fail to do so, that we will be able to replace Ford with new customers. In addition, the automotive industry comprises a large portion of our other software customers. Decreased demand for our software products and services by automotive companies or failure of these customers to take advantage of Internet-enabled solutions would harm our business.

We may face significant competition, and if we cannot or do not respond appropriately, our business will suffer.

     Large software companies or companies competing in the computer-aided design (CAD), computer-aided engineering (CAE), computer-aided manufacturing
(CAM) and product data management (PDM) markets could offer solutions with a range of functionality similar to ours. These companies include Agile Software Inc., Dassault Systemes S.A., INSO Corp., MatrixOne Inc., Microsoft Corporation, Parametric Technology Corporation (PTC), Silicon Graphics, Inc., Structural Dynamics Research Corporation (SDRC), Tecnomatix Technologies Ltd., Unigraphics Solutions Inc. and Visio Corp.

     Companies in the enterprise resource planning (ERP) software market could offer products with functionality similar to ours. These companies include Baan Company N.V., Computer Associates International, Inc., Oracle Corporation, PLATINUM technology International, inc. and SAP A.G.

     In addition, Internet-enabled products and services with features partially similar to ours are available in the market. These products and services include: manufacturing.net by Cahners Business Information, a division of Reed Elsevier, Inc., and verticalnet.com by VerticalNet, Inc., offering portals; lotus.com by Lotus Development Corporation, and projectplace.com by
Projektplatsen AB, offering collaboration solutions; and cocreate.com by CoCreate Software Inc., and windchill.com by PTC, offering integration solutions.

     Although some of these companies have substantially greater financial and other resources than we have, we believe that we have a technical advantage over these competitors. Maintaining our advantage, however, will require our continued investment in research and development and sales and marketing. We cannot assure you that we will have sufficient resources to make continued investments in these areas or that our efforts will be successful.

If third parties on whom we rely to market and distribute our software products are not successful in their efforts, our business prospects will be impaired.

     Our success depends in part on agreements with third parties to market and distribute our software products. We market our software products to end-users, both directly and indirectly. Currently, we have contractual relationships with Hewlett-Packard Company, Unigraphics Solutions Inc., Itochu Corporation and SDRC to jointly market and distribute our software products. These contracts represent significant marketing and distribution opportunities for our software products. However, we cannot assure you that these relationships will continue beyond their contract terms. In addition, we do not control the sales forces of these third parties.

If our relationships with third parties on whom we rely to provide Internet infrastructure and security for some of our services are disrupted, our business will suffer.

     We have partnered with third parties, including Hewlett Packard, in bringing our e-services Internet portal to the manufacturing community. These third parties provide integral services and components, like hosting services, web content, marketing support, outsourcing, consulting, high-performance server platforms, and security features. A disruption in a partnering relationship could adversely affect our immediate ability to deliver our portal services.

If we fail to manage our growth effectively, we may incur unexpected expenses, and our operating results and financial condition will suffer.

     We expect that if we are unable to effectively manage our growth, our operating results and financial condition will suffer. We have grown rapidly, and continued rapid growth could strain our employees, operating procedures, financial resources and information systems. We plan to expand our sales and marketing initiatives, introduce a significant number of new products and services, increase our development expenditures and hire additional employees. These activities will require significant management time and expertise.

If we cannot properly address risks associated with our international business, our business could be adversely affected.

     Our international operations and revenues have been increasing and may continue to increase in the future. In 1998, sales to international end-user customers represented 26% of our revenues from continuing operations. As a result, we are subject to the risks of conducting business outside the United States, including changes in regulatory requirements, the burdens of complying with a variety of foreign laws, fluctuations in currency exchange rates and tariffs, other trade barriers and restrictions and slower collection periods. We do not know what effect such regulatory, geopolitical and other factors will have on our business in the future or if we will have to modify our business. In addition, the laws of certain foreign countries may not protect our proprietary rights to the same extent as do the laws of the United States.

Our business depends on our intellectual property rights, and if we are unable to protect them, our competitive position and profitability will suffer.

     Our extensive proprietary technology and databases are crucial to our success and ability to compete. We protect our proprietary rights through a combination of copyright, trademark and trade secret laws, and employee and third party non-disclosure and non-competition agreements. However, these measures may not prevent our competitors from obtaining or using our proprietary technology and databases.

     We have incorporated mechanisms into certain of our products that we hope will prevent or inhibit unauthorized copying. Also, we package our software products with license agreements that prohibit unauthorized copying of the software. Nevertheless, some users do copy software without authorization and, if a significant amount of unauthorized copying of our products occurs, it would negatively impact our revenues and operating results. Also, we believe that as the number of software products in the industry increases and the functionality of these products further overlaps, assertions of infringement claims will become more common. If third parties assert infringement claims against us, it is possible that we will have to enter into royalty arrangements or engage in costly litigation, which could negatively affect our profitability.

If we lose the services of our key personnel, we may be unable to replace them, and our business could be negatively affected.

     Our success depends in large part on our ability to continue to attract, motivate and retain key technical, marketing, sales and management personnel. If one of our key employees decides to leave Engineering Animation, we will have to find a replacement with the combination of skills and attributes necessary to execute our strategy. Because competition for skilled employees is intense and the process of finding qualified individuals can be lengthy and expensive, we believe that the loss of the services of key personnel could negatively affect our revenues, operating results and financial condition. We maintain key person life insurance covering our executive officers. Nevertheless, the amount of insurance may be insufficient to offset the loss of their services.

              -------------------------------------------
     This prospectus and some of the documents incorporated in it by reference contain forward-looking statements that involve risks and uncertainties. We develop forward-looking statements by combining currently available information with our beliefs and assumptions. These statements often contain words like believe, expect, anticipate, intend, contemplate, seek, plan, estimate or similar expressions. Forward-looking statements do not guarantee future performance. Recognize these statements for what they are and do not rely upon them as facts.

     Forward-looking statements involve risks, uncertainties and assumptions, including, but not limited to, those discussed above and elsewhere in this prospectus. We may not update the forward-looking statements, even if they become incorrect or misleading. We make these statements under the protection afforded them by Section 21E of the Securities Exchange Act of 1934, as amended. Because we cannot predict all of the risks and uncertainties that may affect us, or control the ones we do predict, these risks and uncertainties can cause our results to differ materially from the results we express in our forward-looking statements.

                                 Use of Proceeds

     All of the proceeds from the sale of the common stock offered by this prospectus will go to the selling stockholders who offer and sell their shares. We will not receive any proceeds from the sale of the common stock offered by the selling stockholders.
                              Selling Stockholders

     We are registering all of the shares of common stock covered by this prospectus for reoffers and resales by Kornelia Lay, Klaudia Dietewich-Menges and Claudia-Edith Rettich, former stockholders of DELTA Industrie Informatik GmbH. These former stockholders, along with any pledgees, donees, transferees or others who may later hold the selling stockholders' interests, will be referred to in this prospectus as the selling stockholders.

     All of the shares offered by the selling stockholders were acquired in connection with our acquisition of DELTA, a privately held German software company. We acquired all of the outstanding shares of DELTA's capital stock from six stockholders in exchange for shares of our common stock. The selling stockholders beneficially own a total of 556,914 shares of our common stock. In order to satisfy certain tax liabilities under German law, they are offering for resale an aggregate of 139,230 of those shares under this prospectus and may resell all, a portion or none of these shares. If all of the shares of common stock covered by this prospectus are sold and none of the selling stockholders buys or sells additional shares, each of the selling stockholders will beneficially own 139,228 shares, or 1.16% of the 11,966,090 shares of common stock outstanding as of August 20, 1999. Beneficial ownership includes shares that are exercisable currently or that become exercisable within 60 days.

     In the past three years, none of the selling stockholders has had a material relationship with us, except that the spouses of the selling stockholders became non-executive officers or non-officer employees of Engineering Animation after the acquisition.

                              Plan of Distribution

     We will pay the costs and fees of registering the common stock, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock.

     The selling stockholders may sell the common stock in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, the selling stockholders may sell some or all of their common shares through:


     * a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

     * purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

     * ordinary brokerage transactions and transactions in which a broker solicits purchasers.

     When selling the common stock, the selling stockholders may enter into hedging transactions. For example, they may:

     * enter into transactions involving short sales of the common stock by broker-dealers;

     * sell the common stock short themselves and redeliver those shares to close out their short positions;

     * enter into option or other types of transactions that require the selling stockholder to deliver common stock to a broker-dealer, who will then resell or transfer the common stock under this prospectus; or

     * loan or pledge the common stock to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

     The selling stockholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales. However, the selling stockholders and any broker-dealers involved in the sale or resale of the common shares may qualify as underwriters within the meaning of
Section 2(a)(11) of the Securities Act. In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the Securities Act. If the selling stockholders qualify as underwriters, they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

     In addition to selling shares of their common stock under this prospectus, the selling stockholders may:

     *  agree  to  indemnify  any   broker-dealer   or  agent  against   certain
        liabilities related to the selling of the common stock, including liabilities arising under the Securities Act;

     * transfer their common stock in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

     * sell their common stock under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

                                  Legal Matters

         Gardner, Carton & Douglas, Chicago, Illinois, will pass upon the validity of the common stock offered by this prospectus.

                                     Experts

     The consolidated financial statements of Engineering Animation, Inc. at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, included in the 1998 Annual Report (Form 10-K) have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, which, as to the year ended 1996, is based in part on the report of Arthur Andersen LLP; independent public accountants. The consolidated financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon authority of such firms as experts in accounting and auditing.

                                     PART II

                     Information Not Required In Prospectus

Item 14.   Other Expenses of Issuance and Distribution

          The expenses relating to the registration of common stock will be borne by the registrant. Except for the Securities and Exchange Commission registration fee, the following expenses are estimates:


 Securities and Exchange Commission registration fee..................$      701
 Legal fees and expenses..............................................    10,000
 Accountants' fees....................................................     5,000
 Miscellaneous........................................................     1,799
                                                                        --------
          Total.......................................................$   17,500

                                                                          ======

Item 15.  Indemnification of Directors and Officers

     The Company's Certificate of Incorporation and by-laws provide that the Company shall, subject to certain limitations, indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

     Section 102 of the Delaware General Corporation Law (DGCL) permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. DGCL Section 102 provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Company's Certificate of Incorporation includes a provision that eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

Item 16.  Exhibits

         See Index to Exhibits.

Item 17.  Undertakings

         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) or the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

(4) For purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ames and State of Iowa on the 23rd day of September 1999.


                                              ENGINEERING ANIMATION, INC.
                                                 (Registrant)

                                                /s/  Matthew M. Rizai
                                              -------------------------------
                                              Matthew M. Rizai, Chairman, Chief
                                              Executive Officer, President

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned hereby constitutes and appoints, jointly and severally, Matthew M. Rizai and Jamie A. Wade, or either of them (with full power to each of them to act alone), as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and on his behalf to sign, execute and file this Registration Statement, any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and any and all additional registration statements filed pursuant to Rule 462(b) related to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 23rd day of September 1999.


/s/  Matthew M. Rizai
---------------------               Chairman, Chief Executive Officer, President
Matthew M. Rizai                    and Director (Principal Executive Officer)

/s/  Martin J. Vanderploeg
--------------------------
Martin J. Vanderploeg              Director


/s/  Jerome M. Behar               Vice President of Finance
--------------------               and Chief Financial Officer
Jerome M. Behar                    (Principal Financial and Accounting Officer)

/s/  Jamie A. Wade
-------------------
Jamie A. Wade                      Director

/s/  Michael M. Crow
--------------------
Michael M. Crow                    Director


/s/  Laurence J. Kirshbaum
--------------------------
Laurence J. Kirshbaum              Director

                                Index to Exhibits


Exhibit        Description

    4.1        Specimen Common Stock Certificate*

    4.2 Rights Agreement between the Company and First Chicago Trust Company of New York, dated as of January 1, 1996*

    5.1        Opinion of Gardner, Carton & Douglas

    23.1       Consent of Ernst & Young LLP

    23.2       Consent of Arthur Andersen LLP

    23.3       Consent of Gardner, Carton & Douglas (included in Exhibit 5.1)

    24.1       Powers of Attorney (included on the signature page)

 * Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 33-80705) filed with the Commission on January 31, 1996.